Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(4,268,440)
Unrealized Gain (Loss) on Market Value of Futures	(3,540,820)
Dividend Income	41,780
Interest Income	116,281
ETF Transaction Fees	1,050
Total Income (Loss)	$(7,650,149)

Expenses
General Partner Management Fees	$53,736
Professional Fees	12,273
Brokerage Commissions	9,082
Non-interested Directors' Fees and Expenses	1,081
Prepaid Insurance Expense	734
Total Expenses	76,906
Expense Waiver	(12,423)
Net Expenses	$64,483
Net Income (Loss)	$(7,714,632)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/19	$92,839,878
Additions (300,000 Shares)	5,329,690
Withdrawals (300,000 Shares)	(5,119,989)
Net Income (Loss)	(7,714,632)

Net Asset Value End of Month	$85,334,947
Net Asset Value Per Share (4,800,000 Shares)	$17.78

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596